SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Planet Polymer Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PLANET POLYMER TECHNOLOGIES, INC.

9985 Businesspark Avenue, Suite C

San Diego, California 92131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2003

DEAR SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc., a California corporation (the “Company”), will be held on July 9, 2003, at 10:00a.m. local time, at 800 Silverado Street, Second Floor, La Jolla, California 92037 for the following purpose:

1.

To elect directors to serve for the ensuing year and until their successors are elected;

2.

To ratify the selection of J.H. Cohn LLP as independent auditors of the Company for its fiscal year ending December 31, 2003; and

3.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 13, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

Sincerely,

H. M. Busby

Chief Executive Officer& President

San Diego, California

June 6, 2003

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.  A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.  EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PLANET POLYMER TECHNOLOGIES, INC.

9985 Businesspark Avenue

San Diego, California 92131

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Planet Polymer Technologies, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on July 9, 2003 at 10:00a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.  The Annual Meeting will be held at 800 Silverado Street, Second Floor, La Jolla, California 92037.  The Company intends to mail this proxy statement and accompanying proxy card on or about June 6, 2003 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.  The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company.  No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Holders of record of the Company’s Common Stock at the close of business on May 13, 2003 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting.  At the close of business on May 13, 2003, the Company had outstanding and entitled to vote 6,207,884 shares of Common Stock.

Except as provided below, on all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held.  With respect to the election of directors, shareholders may exercise cumulative voting rights, i.e., each shareholder entitled to vote for the election of directors may cast a total number of votes equal to the number of directors to be elected multiplied by the number of such shareholder shares (on an as converted basis), and may cast such total of votes for one or more candidates in such proportions as such shareholder chooses.  Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant proxy holders’ discretionary authority to cumulate votes.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted.  It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 9985 Businesspark Avenue, Suite C, San Diego, California 92131, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.  Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

The deadline for submitting a shareholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is February 6, 2004.  The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is May 26, 2004, provided the next annual meeting is held within thirty (30) days of July 9, 2004.  Shareholders are also advised to review the Company’s current Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

There are three (3) nominees for the five Board positions presently authorized by the Company’s current Bylaws.  Each director to be elected will hold office until the next Annual Meeting of Shareholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal.  All of the nominees listed below are currently directors of the Company and were elected by the shareholders.  Unless other persons are properly nominated, following the election there will remain two (2) vacancies on the Board of Directors.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, subject to the discretionary power to cumulate votes.  In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose.  Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

In any election of directors, the candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company up to the authorized number of positions on the Board.

Nominees

The names of the nominees and certain information about each person is set forth below:

Name	Age	Principal Occupation
Robert J. Petcavich, Ph.D.(1) (2)	48	Chairman of the Board of Directors and Chief Technical Officer
H. M. Busby	64	Director, President, Chief Financial Officer and Secretary
Ronald B. Sunderland (1)(2)	66	Business Executive and Attorney

(1)

Member of the Compensation Committee of the Board of Directors.

(2)

Member of the Audit Committee of the Board of Directors.

Robert J. Petcavich is the founder of the Company and has been Chairman since August 1991.  He currently is Chairman of the Board and Chief Technical Officer of the Company.  In addition, Dr. Petcavich is a Director of Molecular Reflections, Inc. a San Diego based Biotechnology Company.  In 1988, Dr. Petcavich founded AlphaScribe Express Inc., an electronic medical records company, where he served as Chief Executive Officer until September 1995.  He also served as Vice President Corporate Staff at Deposition Technologies Inc., a high technology polymer materials manufacturer (now a subsidiary of Material Sciences Corporation), from 1982 until 1988.  Dr. Petcavich is the inventor of 22 issued United States patents.  Dr. Petcavich has a Ph.D. in Polymer Science, a MS degree in Solid State Science, and a BS degree in Chemistry from Pennsylvania State University, and has completed an executive management program (PMD) at the Harvard University Graduate School of Business.

H. M. “Mac” Busby has been a director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board.  Mr. Busby became President and Chief Executive Officer and Chief Financial Officer of the Company on February 1, 2003.  In May 2003, Mr. Busby was appointed Secretary of the Company.  He is also Chairman of the Board of Sun-Gard USA, Inc. and Mac’s Ventures, Inc., both privately held companies. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations.  Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc., a subsidiary of MCA, Inc.    Mr. Busby earned his B.S. in Business Administration from Indiana University.

Ronald B. Sunderland has been a director since May 2000.  He is currently Sr. Vice President Business / Legal Affairs of Warner Bros. Domestic Cable Distribution where he has been since 1999.  From 1997 to 1999, Mr. Sunderland was the Senior Vice President of Aaron Spelling Television, Inc.  During the years 1978 to 1996 he was with the American Broadcasting Company, Inc. where he eventually became Executive Vice-President, Business Affairs and Contracts.  Mr. Sunderland received a Bachelor’s degree in Political Science from the University of California at Los Angeles and a Juris Doctor from Loyola University School of Law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Committees and Meetings

During 2002, the Board of Directors held nine (9) meetings.  The Board of Directors has an Audit Committee and a Compensation Committee.  The Company does not currently have a Nominating Committee.

The Audit Committee is responsible for the engagement of the Company’s independent auditors, consulting with independent auditors concerning the audit plan and reviewing the comments and recommendations resulting from the auditor’s report.  During 2002, the Audit Committee was composed of three (3) non-employee directors including Messrs. Peter J. O’Neill, H. M. Busby, and Ronald B. Sunderland and met four (4) times during 2002.  Mr. O’Neill resigned in October 2002.  Mr. Busby became CEO as of February 1, 2003, after which Mr. Sunderland and Dr. Petcavich serve as the members of the Audit Committee.  The Audit Committee Charter was adopted on May 22, 1997 and was subsequently amended in 2001.

The Audit Committee has reviewed and discussed the audited financial statements with management and it has discussed with the independent auditors the matters required to be discussed by SAS 61.  Furthermore, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant’s independence and based on the review of the financial statements and discussions with management and the auditors, it recommended to the Board of Directors that the audited financial statements be included in the company’s 10-KSB for year 2002.

The Compensation Committee is responsible for reviewing the compensation and benefits of the Company’s executive officers, making recommendations to the Board of Directors concerning the compensation and benefits of the Company’s executive officers and administering the Company’s Stock Incentive Plans. The Compensation Committee in 2002 was composed of three (3) non-employee directors including Messrs. Gerald R. Seeber, H. M. Busby, and Ronald B. Sunderland and met one (1) time during 2002.  Mr. Seeber resigned in June 2002 prior to the one meeting held.

During 2002, each Board member attended 75% or more of the aggregate of the meetings of the Board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with except for a Form 4 in connection with Gerald Seeber’s resignation, which was filed late in February 2003.

ADDITIONAL INFORMATION

Management

Set forth below is information regarding management of the Company.

Name	Age	Position
Robert J. Petcavich, Ph.D.	48	Chairman of the Board
H. M. Busby	64	CEO & President, Chief Financial Officer, and Secretary

Robert J. Petcavich is the founder of the Company and has been Chairman since August 1991.  He currently is Chairman of the Board and Chief Technical Officer of the Company.  In addition, Dr. Petcavich is a Director of Molecular Reflections, Inc. a San Diego based Biotechnology Company.  In 1988, Dr. Petcavich founded AlphaScribe Express Inc., an electronic medical records company, where he served as Chief Executive Officer until September 1995.  He also served as Vice President Corporate Staff at Deposition Technologies Inc., a high technology polymer materials manufacturer (now a subsidiary of Material Sciences Corporation), from 1982 until 1988.  Dr. Petcavich is the inventor of 22 issued United States patents.  Dr. Petcavich has a Ph.D. in Polymer Science, a MS degree in Solid State Science, and a BS degree in Chemistry from Pennsylvania State University, and has completed an executive management program (PMD) at the Harvard University Graduate School of Business.

H. M. “Mac” Busby has been a director of the Company since August 1997 when he was elected by the members of the Board of Directors to fill a vacancy on the Board.  Mr. Busby became President and Chief Executive Officer and Chief Financial Officer of the Company on February 1, 2003.  In May 2003, Mr. Busby was appointed Secretary of the Company.  He is also Chairman of the Board of Sun-Gard USA, Inc. and Mac’s Ventures, Inc., both privately held companies. Mr. Busby began his career in 1966 at Wisconsin Centrifugal, Inc. which included the position of Manager of Industrial and Public Relations.  Mr. Busby has also served as Vice President of Human Relations and Administration for MCA Financial, Inc., a subsidiary of MCA, Inc.    Mr. Busby earned his B.S. in Business Administration from Indiana University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Stock as of May 13, 2003 by: (i) each director and nominee for director; (ii) each of the Executive Officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of any class of the Company’s Stock.

		Beneficial Ownership
Title of Class	Beneficial Owner	Number of Shares (1)	Percentage of Class Owned (2)
Common	Robert J. Petcavich, Ph.D. (3) 9985 Businesspark Avenue San Diego, CA 92131	856,781	13.4%
Common	Richard Zorn (4) 750 Lexington Avenue, 24th Floor New York, NY 10022	518,900	8.4%
Common	H.M. Busby (5)	348,792	5.5%
Common	Ronald B. Sunderland (6)	86,000	1.4%
Common	All executive officers and directors as a group (7)	1,291,573	19.6%

(1)

This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”).  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)

Percentage ownership is based upon the shares outstanding on May 13, 2003, and any shares issuable pursuant to securities convertible into or exercisable for shares of Common Stock by the person or group in question on May 13, 2003 or within 60 days thereafter.

(3)

Includes 164,682 shares issuable upon exercise of options that are exercisable within 60 days of May 13, 2003.

(4)

Mr. Zorn is the beneficial owner of 218,300 shares of Common Stock and by his affiliation with Benchmark has shared investment discretion over accounts of its customers that hold 300,600 shares of Common Stock as of May 13, 2003.

(5)

Includes 116,200 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of May 13, 2003.

(6)

Includes 86,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of May 13, 2003.

(7)

Includes 366,882 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of May 13, 2003.

EXECUTIVE COMPENSATION

Compensation of Directors

Directors may be granted options to purchase Common Stock under the Company’s 1995 Stock Option Plan (the “1995 Option Plan”) and the 2000 Stock Incentive Plan (“2000 Incentive Plan”).  During 2002, options to purchase shares of the Company’s Common Stock were granted to the Company’s directors as follows: (i) in October 2002, the Board of Directors of the Company approved and granted non-statutory stock option grants to Mr. Busby and Mr. Sunderland to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $0.14 per share, vesting fully at the date of grant.  During 2003, options to purchase shares of the Company’s Common Stock were granted to the Company’s directors as follows: (i) in May 2003, the Board of Directors of the Company approved and granted non-statutory stock option grants to Mr. Busby, Dr. Petcavich and Mr. Sunderland to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $0.06 per share, vesting fully at the date of grant, and (ii) to remedy a previous oversight, the Board of Directors granted non-statutory stock option grants to Dr. Petcavich to purchase an additional 12,500 shares of the Company’s Stock at an exercise price of $0.14_per share, vesting fully at the date of the grant.

Directors are reimbursed for reasonable travel expenses incurred in connection with attendance at Board meetings, or any committee meetings, or otherwise in connection with their service as a director.

Compensation of Executive Officers

The following table sets forth, for the fiscal years ended December 31, 2002, 2001, and 2000 certain compensation awarded or paid to, or earned by the Company’s Executive Officers.

Summary Compensation Table

						Shares	All Other
						Underlying	Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Options(#)	($)
Robert J. Petcavich	2002	$ 170,038		$ -		-	$ 3,241	(3)
Chairman of the Board	2001	$ 210,000		$ 15,000	(4)	-	$ 6,139	(1)
and Chief Technical Officer	2000	$ 210,000		$ 25,000	(2)	-	$ 4,598	(1)

Richard C. Bernier (11)	2002	$ 117,715		$ -		-	$ -
Chief Executive Officer and	2001	$ 205,000		$ -		100,000 (9)	$ 37,471	(10)
President	2000	$ 42,708	(5)	$ 15,000	(6)	160,000 (7)	$ 5,232	(8)

(1)

Represents insurance premiums paid by the Company under a term life insurance policy insuring Dr. Petcavich and auto expense reimbursement.

(2)

Includes $25,000 accrued as a bonus pursuant to an incentive agreement effective January 1, 1999, but paid in 2000.

(3)

Represents auto expense reimbursement paid by the Company.

(4)

Includes $15,000 accrued as a bonus pursuant to an incentive agreement effective January 1, 2000, but paid in 2001.

(5)

Represents a start date of October 16, 2000.

(6)

Includes signing bonus of 10,000 shares of Common Stock.

(7)

Represents an option granted on October 17, 2000 with an exercise price of $1.50.  Options shall vest in 10,000 shares increments at the end of each quarter beginning January 1, 2001.

(8)

Represents temporary living expenses as allowed per employment agreement.

(9)

Represents an option granted on November 4, 2001 with an exercise price of $0.06.  Options vested April 15, 2002.

(10)

Temporary living and moving expenses, including “tax gross-up” as allowed per employment agreement.

(11)

Mr. Bernier served as CEO & President and Acting Chief Financial Officer until his resignation January 31, 2003.

Stock Option Grants and Exercises

The Company’s Executive Officers are eligible for grants of options under the Company’s 1995 Stock Option Plan (the “1995 Option Plan”) and the 2000 Stock Incentive Plan (the “2000 Incentive Plan”).  As of December 31, 2002, there were remaining 196,800 shares available for grant under the Option Plans.

There were stock options granted to executive officers in 2002.

The following table sets forth information with respect to the number of securities underlying unexercised options held by the Executive Officers as of December 31, 2002 and the value of unexercised in-the-money options (i.e., options for which the current fair market value of the Common Stock underlying such options exceeds the exercise price):

Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1)
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Petcavich H. M. Busby Richard C. Bernier	-0- -0- -0-	-0- -0- -0-	164,682 116,200 180,000	0 0 80,000	$0 $0 $0	$0 $0 $0

(1)

Calculated based on the estimated fair market value of the Company’s Common Stock as of December 31, 2002, less the exercise price payable upon the exercise of such options.  Such estimated fair market value as of December 31, 2002 was $0.03, the last price posted at the close of trading on December 31, 2002.

DESCRIPTION OF EMPLOYEE BENEFIT PLANS

2000 Stock Incentive Plan

Planet’s 2000 Stock Incentive Plan was approved by Planet’s shareholders at its annual meeting of shareholders on May 1, 2000.  The Board of Directors reserved 500,000 shares of common stock for issuance under the 2000 Plan, together with any remaining shares of common stock eligible for issuance under the 1995 Stock Option plan which expire unexercised.  A committee consisting of Planet’s Board of Directors or appointed Board members has the sole discretion to determine under which plan stock options and bonuses may be granted.

The purpose of the 2000 Incentive Plan is similar to that of the 1995 Plan, which was to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of the Company and to promote the success of the Company’s business.  As was the case under the 1995 Plan, under the 2000 Plan, Planet may grant or issue incentive stock options and non-statutory stock options to eligible participants, provided that incentive stock options may only be granted to employees of Planet.  The 2000 Stock Incentive Plan also allows shares of common stock to be issued under a Stock Bonus Program through direct and immediate issuances.  Similar to stock options granted under the Plan, stock bonus awards may be subjected to a vesting schedule determined by the Board of Directors.  Option grants under both plans are discretionary.  Options granted under both plans are subject to vesting as determined by the Board, provided that the option vests as to at least 20% of the shares subject to the option per year.  The maximum term of a stock option under both plans is ten years, but if the optionee at the time of grant has voting power over more than 10% of the Company’s outstanding capital stock, the maximum term is five years under both plans.  Under both plans if an optionee terminates his or her service to Planet, such optionee may exercise only those option shares vested as of the date of termination, and must affect such exercise within the period of time after termination set forth in the optionee’s option.  The exercise price of incentive stock options granted under both plans must be at least equal to the fair market value of the Common Stock of the Company on the date of grant.  Under both plans the exercise price of options granted to an optionee who owns stock possessing more than 10% of the voting power of Planet’s outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant.  Payment of the exercise price may be made in cash, by delivery of other shares of the Company’s common stock or by any other form of legal consideration that may be acceptable to the Board.

401(K) Plan

The Company provided a defined contribution 401(k) savings plan (the “401(k) Plan”) in which all full-time employees of the Company were eligible to participate. Eligible employees were permitted to contribute up to fifteen percent (15%) of their pre-tax salary to the 401(k) Plan subject to IRS limitations.  Company contributions to the 401(k) Plan were at the discretion of the Board of Directors. There were no Company contributions charged to operations related to the 401(k) Plan in 2002.   The Company terminated the 401(k) Plan in 2003, and pursuant to this termination made a full distribution of the plan assets to the plan participants.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

On November 18, 1998, the Company entered into a five-year employment agreement, effective January 1, 1999, with Dr. Petcavich.  This agreement increased Dr. Petcavich’s salary to $210,000 and included a termination provision that provided for a consulting agreement in the event of early termination.  Also on November 18, 1998 the Company’s Board of Directors granted Dr. Petcavich an incentive stock option to purchase 125,000 shares of Common Stock at an exercise price of $1.65 per share under the 1995 Stock Option Plan.

On December 31, 2001, the Company and Dr. Petcavich amended the above employment agreement, reducing the length of the agreement to four (4) years, terminating on December 31, 2002.  In consideration of this accommodation, the Company agreed to continue Dr. Petcavich’s salary for the 2002 calendar year, as long as the Company had sufficient cash on hand to continue business through the calendar year 2002.  Should cash be insufficient to meet these obligations, Dr. Petcavich’s salary would be reduced to a maximum of consulting and other revenues generated by Dr. Petcavich.

On October 17, 2000, the Company entered into a two-year employment agreement with Richard C. Bernier, to serve as Planet’s President and Chief Executive Officer.  Planet had the option to extend the employment term for two (2) additional one-year terms, as well as a notice provision of at least 183 days before Mr. Bernier’s employment could be terminated.  Mr. Bernier’s compensation consisted of $205,000 as an annual salary, a signing bonus of 10,000 shares of Planet’s common stock, a grant of a stock option to purchase 160,000 shares of common stock at an exercise price of $1.50 per share under the 2000 Stock Incentive Plan, and a year end bonus incentive program for earnings improvement over current Company performance.  Mr. Bernier’s agreement also provided for a consulting agreement should he be terminated for any reason other than for cause during the term of employment.

On October 17, 2001, the Company and Mr. Bernier amended the term of the agreement to fully terminate on December 31, 2002.  Mr. Bernier’s primary duties as CEO were revised to include selling all of the Company’s patents and related technological know-how, excluding the license agreements with Agway, Inc., manage the restructuring of the Company’s business in accordance with the approved restructuring plan and establish the operational and legal structure for the Company for calendar year 2002.  In consideration for this accommodation, the Company and Mr. Bernier agreed to a commissions only payment schedule for 2002 based on the successful sale of patents, related technological know-how, inventories, property and equipment associated with the Company’s AQUAMIM Metal Injection Molding, EnviroPlastic, EnviroPlastic Z and Aquadro technologies.  Mr. Bernier also received a ten-year option to acquire 100,000 shares of the Company’s common stock at ($0.06 per share), with full vesting on or before April 15, 2002 provided operational and legal restructuring had been completed.

The Company entered into consulting agreements with Dr. Petcavich and Mr. Bernier effective as of January 1, 2003.  Dr. Petcavich’s consulting term is for two (2) years and five (5) months to provide ongoing support and consulting services to the Company’s customers who purchased and/or licensed the Company’s intellectual property.  Dr. Petcavich is to receive consulting fees the Company collects from the customers who received Dr. Petcavich’s consulting services, less any expenses incurred by the Company in connection with Dr. Petcavich’s provision of such services.  Mr. Bernier’s consulting term was for three months to assist the Company with its SEC reporting obligations for the year ended December 31, 2002, 2003 annual shareholders meeting and the finalization of sale and licensing agreements between the Company and Agway.  Mr. Bernier was to receive fees of $100 per hour, not to exceed $25,000 in the aggregate, as well as non-statutory stock options to purchase 25,000 shares of Planet Common Stock under the Company’s 2000 Stock Incentive Plan.  The stock options have a ten year term, with a strike price of $.05 which was the price of the Common Stock at the last trade reported as of January 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In a letter agreement dated November 14, 2000, Planet agreed to sell, assign and transfer patent rights (the “Patent Transaction”) to Planet’s animal feed additives, fruit and vegetable coatings, and controlled-release fertilizer (the “Patents”), for a cash price of $250,000 and continuation of royalty payments equal to the payments Planet would otherwise be entitled to receive pursuant to its existing license agreement with Agway and the sublicense agreements related thereto, as such agreements may be amended from time to time by mutual agreement of the parties.  Planet, in turn, agreed to pay Agway $150,000 in return for an exclusive worldwide royalty-free license to use and commercially exploit all right related to the Patents for all uses other than food and agricultural initiatives.  As a result of the concurrent execution of the warrant exercise by Agway on November 14, 2000 and the Patent Transaction, and the Company’s inability to establish separate fair values for the patent sale and sublicense, the net proceeds of $100,000 has been accounted for as additional proceeds from the issuance of Common Stock pursuant to the exercise of warrants in the accompanying financial statements.

To consummate the sale and assignment contemplated by the letter agreement dated November 14, 2000, the Company and Agway agreed on the form of two separate Sale and Licensing Agreements with respect to the agricultural feed technologies and the fruit/produce technologies.  On March 25, 2003 the U.S. Bankruptcy Court gave its approval to Agway to enter into the two Sale and Licensing Agreements with the Company.  Under the Sale and Licensing Agreements, the Company confirmed (i) the assignment of its agricultural feed related patent rights and fruit/produce related patent rights and (ii) license of its technology related to the agricultural feed products and fruit/produce products, to Agway.  In return, the Company will received an up-front royalty payment of $30,000 for its execution of the agricultural feed agreement and a payment of $100,000 for its execution of the fruit/produce agreement, and will also receive a sales royalty based on net revenues generated from product sales.  Agway will also grant the Company exclusive, irrevocable, worldwide, royalty-free limited licenses to use the assigned patents rights for uses other than food and agricultural initiatives.  In connection with the agricultural feed agreement, Agway also assigned and transferred to the Company all of Agway’s shares of Planet capital stock.  Additionally, under the fruit/produce agreement, Agway may enter into an agreement to sell all or substantially all of the assets of its FreshSeal business, which would include the fruit/produce patent rights assigned by the Company, within 12 months of the date of that agreement.  Upon such sale, Agway must pay the Company, among other things, a percentage of the net sales proceeds, up to $200,000.  Management cannot assure that the Company will receive significant, if any, royalties and monies under these Sale and Licensing Agreements.

In November 1998, the Company and Agway entered into an agreement relating to the funding by Agway of a feasibility study (the “Feasibility Agreement”) of the Company’s polymer technology for use in agricultural products (other than fertilizers and certain biological products) and food products.  Under the terms of the Feasibility Agreement, the Company is reimbursed for certain qualifying research and development costs relating to such applications. During 2000, the Company recorded reimbursable research and development costs of $174,872 from Agway under the Feasibility Agreement.

Also in November 1998, the Company granted Agway an exclusive worldwide license in connection with the Company’s technology for time-release coatings for a variety of agricultural and food products (the “License Agreement”). The License Agreement outlines the general terms and conditions for the rights granted Agway thereunder.  The Company and Agway agreed to execute further sub-agreements specifying the royalties to be paid to the Company for Agway’s use of the Company’s technology with certain products.

Agway Holdings Inc., an indirect wholly owned subsidiary of Agway, was a beneficial owner of more than 10% of the Company’s Common Stock since January 11, 1999, but in April 2003 all shares were transferred by Agway to the Company and cancelled.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected J. H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting.  J. H. Cohn LLP has audited the Company’s financial statements since 2001. Previously, PricewaterhouseCoopers LLP audited the Company’s financial statements since its inception in 1991.  Representatives of J. H. Cohn LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of J. H. Cohn LLP as the Company’s independent auditors is not required by the Company’s current Bylaws or otherwise.  However, the Board is submitting the selection of J. H. Cohn LLP to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares presented in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of J. H. Cohn LLP.  For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Audit Fees

       The aggregate fees billed for professional services rendered by J. H. Cohn LLP for the audit of Planet’s annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in Planet’s Form 10-QSB’s for the year ended December 31, 2002 were approximately $14,000.

       No fees were billed to Planet for professional services rendered by J. H. Cohn LLP relating to the design and implementation of Planet’s financial information systems during the year ended December 31, 2002.

       The were no additional fees billed for other services rendered by J. H. Cohn LLP to Planet.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors

H. M. Busby

Chief Executive Officer and President

June 6, 2003

PROXY

PLANET POLYMER TECHNOLOGIES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2003

The undersigned shareholder of Planet Polymer Technologies, Inc., a California corporation, hereby acknowledges the receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Planet Polymer Technologies, Inc. to be held on July 9, 2003 at 10:00 a.m., local time, and hereby appoints ROBERT J. PETCAVICH and H. M. BUSBY, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all of the shares of stock of PLANET POLYMER TECHNOLOGIES, INC. which the undersigned may be entitled to vote at such meeting, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES

FOR DIRECTOR LISTED BELOW

PROPOSAL 1:

To elect directors to hold office until next Annual Meeting of Shareholders and until their successors are elected.

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FOR all nominees listed below (except as marked to the contrary below).

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WITHHOLD AUTHORITY to vote all nominees listed below.

Nominees:

Robert J. Petcavich, Ph.D., H.M. Busby, Ronald B. Sunderland.

To withhold authority to vote for any nominee(s), write such nominee(s)’ name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 2:

To ratify the selection of J.H. Cohn, LLP, as independent auditors of the Company for its fiscal year ending December 31, 2003.

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FOR

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AGAINST

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ABSTAIN

THIS PROXY HAS BEEN SOLICITED BY OR FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF THE COMPANY.  I UNDERSTAND THAT I MAY REVOKE THIS PROXY ONLY BY WRITTEN INSTRUCTIONS TO THAT EFFECT, SIGNED AND DATED BY ME, WHICH MUST BE ACTUALLY RECEIVED BY THE COMPANY PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING.

          DATED:  ____________, 2003

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Signature(s)

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.